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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-111777) and related Prospectus of Rigel Pharmaceuticals, Inc. which is incorporated by reference in this Registration Statement (Form S-3) and related Prospectus of Rigel Pharmaceuticals, Inc. for the registration of up to $15,000,000 of its common stock, preferred stock, warrants or debt securities and to the incorporation by reference therein of our report dated January 24, 2003, except for Note 9 as to which the date is January 31, 2003, with respect to the financial statements of Rigel Pharmaceuticals, Inc. included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Palo Alto, California
February 11, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS